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                                                                    Exhibit 10.9

                  ELECTRONIC SUBMISSION PUBLISHING SYSTEM, INC.
                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of March 5, 1997, between ELECTRONIC SUBMISSION PUBLISHING SYSTEMS, INC., a Delaware corporation (the "Company"), ADOBE VENTURES L.P., a California limited partnership and H&Q ESPS INVESTORS L.P., a California limited partnership. Adobe Ventures L.P. and H&Q ESPS Investors L.P. are sometimes referred to herein individually as a "Purchaser" and collectively as the "Purchasers." The parties hereby agree as follows:

1.   Authorization and Sale of the Preferred Shares.
     ----------------------------------------------

     1.1. Authorization; Amendment of the Certificate of Incorporation. The
          ------------------------------------------------------------
Company has authorized the issuance and sale pursuant to the terms and conditions hereof of up to 4,000,000 shares of its Series A Preferred Stock, par value $0.001 per share (the "Series A Shares"), having the rights, restrictions, privileges and preferences as set forth in the Company's Certificate of Incorporation. The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Certificate of Amendment of the Certificate of Incorporation attached hereto as Exhibit A ("Certificate of Amendment").
---------

     1.2. Sale and Issuance of the Series A Shares. Subject to the terms and
          ----------------------------------------
conditions hereof, at the Closing (as defined below) the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company the number of Series A Shares, at a purchase price of $1.00 per share, as specified opposite such Purchaser's name on Schedule A to this Agreement.
                                  ----------

2.   Closing Date; Delivery.
     ----------------------

     2.1. Closing Date.
          ------------

          (a) Purchase and Sale at the Closing. The closing comprising the
              --------------------------------
purchase by the Purchasers and sale by the Company of Series A Shares shall be held at the offices of Fox, Rothschild, O'Brien & Frankel, Eagleview Corporate Center, 760 Constitution Drive, Exton, Pennsylvania on March 5, 1997, or at such other time and place as the Company and the Purchaser may agree in writing. The closing referred to in this Section 2.1(a) shall be hereinafter referred to as the "Closing" and the date of the Closing is hereinafter referred to as the "Closing Date".

     2.2. Delivery. Subject to the terms of this Agreement, at the Closing the
          --------
Company will deliver to the Purchaser the certificates representing the Series A Shares to be purchased by the Purchaser from the Company, against payment of the purchase price therefor by delivery of a check, payable to the order of the Company, by wire transfer or by cancellation of indebtedness owed by the Company to Purchaser, which indebtedness is set forth on Exhibit A.
                                                 ---------

                                       1
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3.   Representations and Warranties of the Company. The Company hereby
     ---------------------------------------------
represents and warrants to each Purchaser that except as set forth on a Schedule of Exceptions attached hereto as Exhibit B, which exceptions shall be deemed to
                                 ---------
be representations and warranties as if made hereunder:

     3.1. Organization and Standing. The Company is a corporation duly
          -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its businesses as now conducted and as proposed to be conducted. The Company is qualified or licensed to do business as a foreign corporation in all jurisdictions where such qualification or licensing is required, except where the failure to so qualify would not have a material adverse effect upon the Company.

     3.2. Corporate Power. The Company has now, or will have at the Closing
          ---------------
Date, all requisite corporate power necessary for the authorization, execution and delivery of this Agreement and the Amendment to Rights Agreement in the form attached hereto as Exhibit C (the "Rights Amendment"). This Agreement and the
                   ---------
Rights Amendment are valid and binding obligations of the Company enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

     3.3. Subsidiaries. The Company does not control, directly or indirectly,
          ------------
any other corporation, association or business entity.

     3.4. Capitalization. The authorized capital stock of the Company is
          --------------
10,000,000 shares of Common Stock and 6,000,000 shares of Preferred Stock, of which 6,000,000 shares have been designated Series A Preferred Stock. There are issued and outstanding 365,400 shares of the Company's Common Stock and 2,000,000 shares of Preferred Stock. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except for (a) the conversion privileges of the Preferred Stock, (b) options to purchase 1,538,000 shares of Common Stock and
(c) the right of first refusal granted to certain stockholders of the Company pursuant to that certain Registration Rights Agreement between the Company and those stockholders dated July 5, 1994, as amended by the Rights Amendment (such Registration Rights Agreement as amended by the Rights Agreement is herein referred to as the "Rights Agreement"), there are no outstanding rights (including conversion or preemptive rights), options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding between any persons or entities, which affects or relates to the voting or giving of written consents with respect to any securities or by any director of the Company.

3.5. Authorization.
     -------------

     (a) Corporate Action. All corporate action on the part of the Company,
         ----------------
directors and stockholders necessary for the execution and delivery of this and the Rights Amendment, the sale and issuance of the Series A Shares, the of the Common Stock issuable upon conversion of the Series A Preferred Stock performance of

                                       2
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the Company's obligations hereunder and under the Rights Agreement has been taken or will be taken prior to the Closing. The Company has duly served an aggregate of 6,000,000 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock.

     (b) Valid Issuance. The Series A Shares when issued in compliance with the
         --------------
provisions of this Agreement, and the shares of Common Stock issued upon conversion of the Series A Preferred Stock when issued in accordance with the provisions of the Certificate of Incorporation, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that all such shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws. The rights, preferences, privileges and restrictions of the Series A Preferred Stock are as set forth in the Certificate of Incorporation.

     (c) No Preemptive Rights. Except as set forth in the Rights Agreement, no
         --------------------
person has any right of first refusal or any preemptive rights in connection with the issuance of the Series A Shares, the issuance of the Common Stock upon conversion of the Series A Preferred Stock or any future issuances of securities by the Company.

     3.6. Patents, Trademarks, etc. The Company owns and possesses or is
          ------------------------
licensed under all patents, patent applications, licenses, trademarks, trade names, brand names, trade secrets, inventions and copyrights employed in the operation of its business as now conducted and as proposed to be conducted, with no infringement of or conflict with the rights of others respecting any of the same. The operation of the Company's business as now conducted or as proposed to be conducted does not infringe any patent, copyright, trade secret or other proprietary rights of any third parties. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to patents, patent applications, licenses, trademarks, trade names, brand names, inventions, proprietary rights and copyrights of any other person or entity. The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business, or otherwise. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis for the foregoing. There are no agreements, understandings, instruments, contracts, judgments, orders, writs of decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of proprietary rights.

     3.7. Compliance with Other Instruments, None Burdensome, etc. The Company
          -------------------------------------------------------
is not in violation of any term of its Certificate of Incorporation or Bylaws, nor is the Company in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment or decree, the violation of which would have a material adverse effect on the Company as a whole, and to the best knowledge of the Company, is not in violation of any order, statute, rule or regulation applicable to the Company, the violation of which would have a material adverse effect on the Company. The execution, delivery and performance of and compliance with this Agreement and the Rights Amendment

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and the issuance and sale of the Series A Shares will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term. To the best knowledge of the Company, there is no such term or any such order, statute, rule or regulation which adversely affects, or in the future may materially adversely affect, the business, prospects, condition, affairs or operations of the Company or any of its properties or assets.

     3.8. Proprietary Agreements; Employees. Each employee and consultant of the
          ---------------------------------
Company has executed an agreement regarding confidentiality and proprietary information, the form of which has been provided to special counsel to the Purchaser. None of its employees or consultants is in violation thereof and the Company will use best efforts to prevent such violations. The employees and consultants of the Company are not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted or that would prevent any such employee or consultant from assigning inventions to the Company. Neither the execution nor delivery of this Agreement or the Rights Amendment, nor the carrying on of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants is now obligated. The Company does not believe that it is or will be necessary for the Company to utilize any inventions of any of its employees made prior to their employment by the Company.

     3.9. Litigation, etc. There is no action, proceeding or investigation
          ---------------
pending against the Company or its officers, directors or stockholders, or to the best of the Company's knowledge, against employees or consultants of the Company (or, to the best of the Company's knowledge, any basis therefor or threat thereof): (1) which might result, either individually or in the aggregate, in (a) any material adverse change in the business, prospects, conditions, affairs or operations of the Company or in any of its properties or assets, or (b) any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or (c) any material liability on the part of the Company; or (2) which questions the validity of this Agreement, the Rights Amendment or the Rights Agreement or any action taken or to be taken in connection herewith, including in each case, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees or consultants, the use in connection with the Company's business of any information or techniques allegedly proprietary to any of the former employers of such employees or consultants or their obligations under any agreements with prior employers. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

     3.10. Governmental Consent, etc. No consent, approval or authorization of
           -------------------------
or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with: (a) the valid execution and delivery of this Agreement or the Rights Amendment; or (b) the offer, sale or issuance of the Series A Shares, or the issuance of the

                                       4
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shares of Common Stock issuable upon conversion of the Series A Preferred Stock or (c) the obtaining of the consents, permits and waivers specified in subsection 5.1(b) hereof.

     3.11. Offering. In reliance on the representations and warranties of the
           --------
Purchaser in Section 4 hereof, the offer, sale and issuance of the Series A Shares in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") or the qualification or registration requirements of applicable blue sky laws.

     3.12. Taxes. The Company has filed all tax returns that are required to
           -----
have been filed with appropriate federal, state, county and local governmental agencies or instrumentalities, except where the failure to do so would not have a material adverse effect upon the Company, taken as a whole. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has paid or established reserves for all income, franchise and other taxes, assessments, governmental charges, penalties, interest and fines due and payable by them on or before the Closing.

     3.13. Title. The Company owns its property and assets free and clear of all
           -----
liens, mortgages, loans or encumbrances except liens for current taxes, and such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets leased by the Company, the Company is in compliance with such leases and, to the best of the Company's knowledge, holds valid leasehold interests free and clear of any liens, claims or encumbrances.

     3.14. Material Contracts and Commitments. All of the contracts, mortgages,
           ----------------------------------
indentures, agreements, instruments and transactions to which the Company is a party or by which it is bound (including purchase orders to the Company or placed by the Company) which involve obligations of, or payments to, the Company in excess of Ten Thousand Dollars ($10,000) and all agreements between the Company and its officers, directors, consultants and employees are either (i) attached as exhibits to this Agreement, or (ii) set forth on Exhibit B (the
                                                             ---------
"Contracts"), copies of which have been delivered to special counsel to the Purchaser. All of the Contracts are valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with their respective terms in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The Company is not in material default under any of such Contracts.

     3.15. Financial Statements. The Company maintains and will continue to
           --------------------
maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The Company has delivered to Purchaser its unaudited balance sheet as of March 31, 1996 and its statement of operations and statement of cash flows for the year ended March 31, 1996 and its unaudited balance sheet as of January 31, 1997 and its

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

statement of operations and statement of cash flows for the ten month period ended January 31, 1997 (the above financial statements are hereinafter collectively referred to as the "Financial Statements"). The Financial Statements fairly set out and describe the financial condition and operating results of the Company as of the dates, and during the periods, indicated therein. Except as disclosed in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

     3.16. Absence of Changes. Since January 31, 1997 (a) the Company has not
           ------------------
entered into any transaction which was not in the ordinary course of business,
(b) there has been no material adverse change in the condition (financial or otherwise) of the business, property, assets or liabilities of the Company other than changes in the ordinary course of its business, none of which, individually or in the aggregate, has been materially adverse, (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially adversely affecting the assets, prospects, financial condition, operating results, business or operations of the Company, (d) the Company has not declared or paid any dividend or made any distribution on its stock, or redeemed, purchased or otherwise acquired any of its stock, (e) the Company has not materially changed any compensation arrangement or agreement with any of its key employees or executive officers, or materially changed the rate of pay of its employees as a group, (f) the Company has not changed or amended any material contract by which the Company or any of its assets are bound or subject, except as contemplated by this Agreement, (g) there has been no resignation or termination of employment of any key officer or employee of the Company and the Company does not know of any impending resignation or termination of employment of any such officer or employee that if consummated would have a material adverse effect on the business of the Company, (h) there has been no change, except in the ordinary course of business, in the material contingent obligations of the Company (nor in any contingent obligation of the Company regarding any director, stockholder or key employee or officer of the Company) by way of guaranty, endorsement, indemnity, warranty or otherwise, (i) there have been no loans made by the Company to any of its employees, officers or directors other than travel advances and other advances made in the ordinary course of business, (j) there has been no waiver by the Company of a valuable right or of a material debt owing to it, and (k) there has not been any satisfaction or discharge of any lien, claims or encumbrance or any payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company.

     3.17. Outstanding Indebtedness. The Company has no indebtedness for
           ------------------------
borrowed money which it has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which it has otherwise become liable, directly or indirectly, except as reflected on the Financial Statements.

     3.18. Registration Rights. Other than as granted pursuant to the Rights
           -------------------
Agreement, the Company has not granted or agreed to grant any rights to register (as that term is defined in the Rights Agreement), including piggyback registration rights, to any person or entity.

     3.19. Certain Transactions. The Company is not indebted, directly or
           --------------------
indirectly, to any of its employees, officers, directors or stockholders or to their spouses or children, in any amount whatsoever; and none of said employees, officers, directors or, to the best of the Company's knowledge, stockholders, or any member of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship. To the best of the Company's knowledge, no such employee, officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company. The Company is not guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.20. Corporate Documents; Minute Books. Except for amendments necessary to
           ---------------------------------
satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Purchaser), the Certificate of Incorporation and Bylaws of the Company are in the form previously provided to special counsel to the Purchaser. The minute books of the Company previously provided to special counsel to the Purchaser contain a complete summary of all meetings of directors and stockholders since the time of incorporation of the Company.

     3.21. Employee Benefit Plans. The Company does not have any "employee
           ----------------------
benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended.

     3.22. Environmental and Safety Laws. To the best of its knowledge, the
           -----------------------------
Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

     3.23. Insurance. The Company has in full force and effect fire and casualty
           ---------
insurance policies, with extended coverage, and insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

     3.24. Labor Agreements and Actions. The Company is not aware that any
           ----------------------------
officer or key employee or consultant intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

     3.25. Section 83(b) Elections. To the best of the Company's knowledge, all
           -----------------------
elections and notices required by Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws have been timely filed by all individuals who have purchased shares of the Company's Common Stock.

     3.26. Disclosure. No representation or warranty by the Company in this
           ----------
Agreement, or in any document or certificate furnished or to be furnished to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading. The Company has fully provided the Purchaser with all the information which such Purchaser has requested for deciding whether to purchase the Series A Preferred Stock.

4.   Representations and Warranties of Purchasers and Restrictions on Transfer
     -------------------------------------------------------------------------
Imposed by the Securities Act.
-----------------------------

     4.1. Representations and Warranties by the Purchasers. Each Purchaser
          ------------------------------------------------
represents and warrants to the Company as follows:

          (a) Investment Intent. This Agreement is made with the Purchaser in
              -----------------
reliance upon such Purchaser's representation to the Company, evidenced by Purchaser's execution of this Agreement, that Purchaser is acquiring the Series A Shares and the Common Stock issuable upon conversion of Series A Preferred Stock (collectively the "Securities") for investment for such Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Purchaser has the full right, power and authority to enter into and perform this Agreement and the Rights Amendment, and this Agreement, the Rights Amendment and the Rights Agreement constitute valid and binding obligations upon it.

          (b) Series A Shares Not Registered. Purchaser understands and
              ------------------------------
acknowledges that the offering of the Series A Shares pursuant to this Agreement will not be registered under the Securities Act or qualified under applicable blue sky laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualifications available under applicable blue sky laws, and that the Company's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement. The Purchaser acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under applicable blue sky laws or an exemption from such registration and such qualification is available.

          (c) No Transfer. Purchaser covenants that in no event will such
              -----------
Purchaser dispose of any of the Securities (other than in conjunction with an effective registration statement for the Securities under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and other applicable state, local or foreign law has been taken. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

          (d) Permitted Transfers. Notwithstanding the provisions of subsection
              -------------------
(c) above, no registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser which is a partnership to a partner of such partnership or a former partner of such partnership who leaves such partnership after the date hereof, or to the estate of any such partner or former partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as if he were an original Purchaser hereunder.

          (e) Knowledge and Experience. Purchaser (i) has such knowledge and
              ------------------------
experience in financial and business matters as to be capable of evaluating the merits and risks of such Purchaser's prospective investment in the Securities;
(ii) has the ability to bear the economic risks of such Purchaser's prospective investment; (iii) has been furnished with and has had access to such information as such Purchaser has considered necessary to make a determination as to the purchase of the Securities together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by such Purchaser satisfactorily answered by the Company; and (v) has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

          (f) Not Organized to Purchase. Purchaser has not been organized for
              -------------------------
the purpose of purchasing the Securities.

     4.2. Legends. Each certificate representing the Securities may be endorsed
          -------
with the following legends:

          (a) Federal Legend. THE SECURITIES REPRESENTED BY THIS CERTIFICATE
              --------------
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

          (b) Other Legends. Any other legends required by applicable state blue
              -------------
sky laws.

The Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in each of the foregoing legends are satisfied.


     4.3. Removal of Legend and Transfer Restrictions. Any legend endorsed on a
          -------------------------------------------
certificate pursuant to subsection 4.2(a) and the stop transfer instructions with respect to such legended Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k) and, where reasonably deemed necessary by the Company, provides the Company with an opinion of counsel for such holder of the Securities to the effect that (i) such holder, meets the requirements of Rule 144(k) or (ii) a public sale, transfer or assignment of such Securities may be made without registration.

5.   Conditions to Closing.
     ---------------------

     5.1. Conditions to Purchasers' Obligations. The obligation of the Purchaser
          -------------------------------------
to purchase the Series A Shares at the Closing is subject to the fulfillment to its satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by Purchaser:

          (a) Representations and Warranties Correct; Performance of
              ------------------------------------------------------
Obligations. The representations and warranties made by the Company in Section 3
-----------
hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Company's business and assets shall not have been adversely affected in any material way prior to the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

          (b) Consents and Waivers. The Company shall have obtained in a timely
              --------------------
fashion any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Rights Agreement, as amended by the Rights Amendment.

          (c) Filing of the Certificate of Amendment of the Certificate of
              ------------------------------------------------------------
Incorporation. The Certificate of Amendment shall have been filed with the
-------------
Division of Corporations for the State of Delaware.

          (d) Compliance Certificate. The Company shall have delivered a
              ----------------------
Certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a),
(b) and (c) of this section 5.1.

          (e) Secretary Certificate. The Company shall have delivered a
              ---------------------
Certificate, executed by the Secretary of the Company, dated the Closing Date, certifying the Board of Directors and stockholders resolutions approving this Agreement and the issuance of the Series A Shares and certifying the current versions of the Certificate of Incorporation and Bylaws of the Company.

          (f) Opinion of Counsel. The Purchaser shall have received an opinion
              ------------------
from Fox, Rothschild, O'Brien & Frankel, the Company's counsel, satisfactory in form to special counsel for the Purchaser.

     5.2. Conditions to Obligations of the Company. The Company's obligation to
          ----------------------------------------
sell and issue the Series A Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the respective Closing Date of the following conditions, any of which may be waived by the Company:

          (a) Representations and Warranties Correct. The representations and
              --------------------------------------
warranties made by the Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

          (b) Conditions Fulfilled. The conditions set forth in subsections (b)
              --------------------
and (c) of Section 5.1 shall have been fulfilled.

6.   Affirmative Covenants of the Company. The Company hereby covenants and
     ------------------------------------
agrees as follows:

     6.1. Financial Information. Until the first to occur of (i) the date on
          ---------------------
which the Company is required to file a report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), by reason of the Company having registered any of its securities pursuant to Section 12(g) of the Exchange Act or (ii) quotations for the Common Stock of the Company are reported by the automated quotations system operated by the National Association of Securities Dealers, Inc. or by an equivalent quotations system or (iii) shares of the Common Stock of the Company are listed on a national securities exchange registered under Section 6 of the Exchange Act, the Company will furnish to the
Purchaser:

          (a) so long as such Purchaser or its affiliates own any of the Series A Shares or Common Stock issued upon conversion of the Series A Shares, as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company; and

          (b) so long as the Purchaser continues to hold at least 100,000 shares of the Company's Series A Preferred Stock (as adjusted for stock splits, combinations, dividends, distributions or recapitalizations), as soon as practicable after the end of each month and in any event within 15 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such month and consolidated statements of income and cash flow statements, for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (except for required footnotes), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial officer or chief executive officer of the Company; and

          (c) at such time as the Purchaser or its affiliates are no longer entitled to receive information under Section 6.1(b) above and so long as such Purchaser or its affiliates own any of the Series A Shares or Common Stock issued upon conversion of the Series A Shares, as soon as practicable after the end of each fiscal quarter, and in any event within 45 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal quarter, and consolidated statements of operations and consolidated statements of cash flow of the Company and its subsidiaries, if any, for such quarter, prepared in accordance with generally accepted accounting principles (except for required footnotes), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial officer or chief executive officer of the Company; and

          (d) so long as the Purchaser continues to hold at least 100,000 shares of the Company's Series A Preferred Stock (as adjusted for stock splits, combinations, dividends, distributions or recapitalizations), as soon as practicable and in any event no later than sixty (60) days before the end of the fiscal year, an annual budget (consisting of projected income statements and projected cash flow statements reported on a monthly basis) for the subsequent fiscal year.

     6.2. Conflicts of Interests. The Company shall use its best efforts to
          ----------------------
ensure that the Company's employees and consultants, during the term of their employment with the Company, do not engage in activities which would result in a conflict of interest with the Company. The Company's obligations hereunder include, but are not limited to, requiring that the Company's employees devote their primary productive time, ability and attention to the business of the Company (provided, however, the Company's employees may engage in other professional activity if such activity does not materially interfere with their obligations to the Company), requiring that the Company's employees and consultants enter into agreements regarding proprietary information and confidentiality.

     6.3. Proprietary Agreements. The Company will use its best efforts to
          ----------------------
prevent any employee or consultant from violating the confidentiality and proprietary information agreement entered into between the Company and each of its employees.

     6.4. Future Stock Issuances. After July 5, 1994, the Company has not and in
          ----------------------
the future will not issue more than 3,634,600 shares of Common Stock (or grant any options, warrants or other rights to purchase the same) to employees, officers, directors and consultants without unanimous vote of the Company's Board of Directors. The Company will not issue any shares of Common Stock (or grant any options, warrants or other rights to purchase the same) to any employee, officer, director or consultant except pursuant to agreements which provide for vesting over a period of at least forty-eighty (48) months (with the initial vesting date to occur after twelve (12) months) and a right of first refusal in favor of the Company in the event of any proposed transfer unless such issuance or grant is approved by unanimous vote of the Company's Board of Directors. The Company, Adobe Ventures L.P. and H&Q ESPS Investors L.P. agree to terminate Section 6.4 of that certain Series A Preferred Stock Purchase Agreement dated July 5, 1994.

     6.5. Inspection. The Company shall permit the Purchaser, at the Purchaser's
          ----------
expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Purchaser; provided, however, that the Company shall not be obligated pursuant to this Section 6.5 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

7.   Miscellaneous.
     -------------

     7.1. Governing Law. This Agreement shall be governed in all respects by the
          -------------
laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

     7.2. Survival. The representations, warranties, covenants and agreements
          --------
made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchaser. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

     7.3. Successors and Assigns. Except as otherwise expressly provided herein,
          ----------------------
the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     7.4. Entire Agreement. This Agreement and the other documents delivered
          ----------------
pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

     7.5. Notices, etc. All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to a Purchaser, at such Purchaser's address set forth in the Schedule of Purchasers, or at such other address as such Purchaser shall have furnished to the Company in writing or (b) if to the Company, at 1300 Virginia Drive, Suite 215, Fort Washington, PA 19034, or at such other address as the Company shall have furnished to the Purchaser in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail.

     7.6. Severability. In case any provision of this Agreement shall be found
          ------------
by a court of law to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     7.7. Finder's Fees and Other Fees.
          ----------------------------
          (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and, (ii) hereby agrees to indemnify and to hold Purchasers harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

          (b) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser, or any of its employees or representatives, are responsible.

     7.8. Expenses. The Company and the Purchasers shall each bear their own
          --------
expenses and legal fees in connection with the consummation of this transaction; provided, however, that the Company will pay the reasonable fees, up to $10,000, of special counsel for the Purchasers, together with disbursements and expenses incurred by special counsel.

     7.9. Titles and Subtitles. The titles of the sections and subsections of
          --------------------
this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.10. Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.11. Delays or Omissions. No delay or omission to exercise any right,
           -------------------
power or remedy accruing to the Company or to any holder of any securities issued or to be issued hereunder shall impair any such right, power or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            ELECTRONIC SUBMISSION
                                            PUBLISHING SYSTEMS, INC.


                                            By: /s/ Terrence Brennan
                                               ----------------------------
                                                  Terrence Brennan,
                                                  President

PURCHASERS:

ADOBE VENTURES L.P.

By:     it general partner,
        H&Q Adobe Ventures Management L.P.,

By:     its general partner,
        H&Q Adobe Ventures Management Corp.,


By:  /s/ Jackie Berterretche
   ---------------------------------

Title:  Attorney-in-Fact
      ------------------------------


H&Q ESPS INVESTORS L.P.


By: /s/ Jackie Berterretche
   ---------------------------------

Title: Attorney-in-Fact
      ------------------------------

                               LIST OF SCHEDULES

Schedule A - Schedule of Purchasers


                                 LIST OF EXHIBITS

Exhibit A - Certificate of Amendment
Exhibit B - Schedule of Exceptions
Exhibit C - Rights Amendment

                                  SCHEDULE A
                                  ----------

                            Schedule of Purchasers



Purchaser                                Number of Series A Shares
---------                                -------------------------
Adobe Ventures L.P.                      2,500,000*

H&Q ESPS Investors L.P.                  1,500,000
                                         ---------

     TOTAL                               4,000,000


Note: All correspondence with and notices to the above Purchasers should be addressed to: H&Q Ventures, One Bush Street, San Francisco, CA 94104 Attn:
Standish O'Grady


* Partial payment for these shares to be in the form of cancellation of indebtedness in the amount of $1,541,936.72, representing $1,500,000 in principal repayment and $41,936.72 in interest payments.

                                 EXHIBIT A
                                 ---------


                           CERTIFICATE OF AMENDMENT

                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                 ELECTRONIC SUBMISSION PUBLISHING SYSTEM, INC.

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware


     The undersigned, Terrence Brennan, President of Electronic Submission Publishing System, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 242 thereof, certifies as follows:

     1. That the amendment to the Corporation's Amended and Restated Certificate of Incorporation set forth below has been approved by the Corporation's Board of Directors and stockholders and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     2. That the first full paragraph of Article IV of the Corporation's Certificate of Incorporation which reads as follows:

          "The Corporation is authorized to issue two classes of shares to be designated respectively "Series A Preferred Stock" and "Common Stock." The total number of shares of Series A Preferred Stock authorized is 2,000,000, having a par value of $0.001 per share. The total number of shares of Common Stock authorized is 4,000,000, having a par value of $0.001 per share."

is hereby amended to read in full as follows:

          "The Corporation is authorized to issue two classes of shares to be designated respectively "Series A Preferred Stock" and "Common Stock." The total number of shares of Series A Preferred Stock authorized is 6,000,000, having a par value of $0.001 per share. The total number of shares of Common Stock authorized is 10,000,000, having a par value of $0.001 per share."

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its President on this ____________ day of February 1997.

                              ELECTRONIC SUBMISSION PUBLISHING
                              SYSTEM, INC.


                              By:
                                  ---------------------------------
                                    Terrence Brennan,
                                    President

                                   EXHIBIT B
                                   ---------


                            SCHEDULE OF EXCEPTIONS
                            ----------------------


Pursuant to Section 3 of the Agreement concerning purchase of Series A Preferred Stock dated February, 26, 1997 (the "Agreement") between Electronic submission Publishing Systems, Inc. (the "Company"), Adobe Ventures L.P. and H&Q ESPS Investors L.P., the Company hereby delivers this Schedule of Exceptions (the "Schedule"). The section numbers in the Schedule correspond to the section numbers in the Agreement. Any information disclosed under any section in the
Schedule is deemed to be disclosed and incorporated in any other section of the Schedule where such disclosure would be appropriate. Capitalized terms used in the Schedule, unless otherwise specified, have the same meanings given them in the Agreement.

Section         3.1        Organization in Good Standing                See exhibit I
                3.2        Corporate Power                              No exceptions
                3.3        Subsidiaries                                 No exceptions
                3.4        Capitalization                               See exhibit II
                3.5 (a)    Authorization                                No exceptions
                3.5 (b)    Valid Issuance                               No exceptions
                3.5 (c)    No Preemptive Right                          No exceptions
                3.6        Patents, Trademarks                          See exhibit III; VAR
                                                                        agreements for exceptions, no
                                                                        other exceptions
                3.7        Compliance with Other Instruments, None
                           Burdensome, etc.                             No exceptions
                3.8        Proprietary Agreements Employees             See exhibit IV for exceptions
                3.9        Litigation, etc.                             See exhibit V
               3.10        Governmental Consent, etc.                   No exceptions
               3.11        Offering                                     No exceptions
               3.12        Taxes                                        No exceptions
               3.13        Title                                        All ESPS assets have been
                                                                        pledged as security for bridge
                                                                        loans from Adobe Ventures L.P.
                                                                        Also, all equipment under
                                                                        capital leases ($8,171, at
                                                                        1/31/97, see exhibit VI) are
                                                                        pledged as security.  (No
                                                                        other exceptions)
               3.14        Material Contracts & Commitments             See Exhibit VI
               3.15        Financial Statements                         See Exhibits VII and VIII
               3.16        Absence of Changes                           No exceptions

               3.17        Outstanding Indebtness                       No exceptions
               3.18        Registration Rights                          No exceptions
               3.19        Certain Transactions                         ESPS is indebted to the
                                                                        stockholder, Adobe Ventures,
                                                                        L.P. for bridge loans
                                                                        amounting to $1.5 million -
                                                                        see exhibit A (No other
                                                                        exceptions)
               3.20        Corporate Documents:
                           Minute books                                 No exceptions
               3.21        Employee Benefit Plan                        ESPS 401(k) profit sharing
                                                                        plan employer's tax I.D.
                                                                        23-2762324
               3.22        Environmental & Safety Laws                  No exceptions
               3.23        Insurance                                    No exceptions
               3.24        Labor Agreements & Actions                   No exceptions
               3.25        Section 83(b) elections                      No exceptions
               3.26        Disclosure                                   No exceptions

                                   Exhibit I
                            Exception to Section 3.1
                         Organization in Good Standing


ESPS has a small office (2 employees) in Crawley, U.K. We are doing business as a non-resident company through a branch of ESPS which does not require registration and is not subject to taxation.

                                  Exhibit II
                    Exception to Section 3.4 Capitalization


Ronald M. Swartz, as a part of the ESPS/Swartz settlement, has granted to the CEO of ESPS his proxy to vote his common stock in matters solely related to the election of directors.

The proxy will terminate upon the earliest to occur of (i) the closing of ESPS's first public offering registered under the Securities Act of 1933, as amended, or (ii) upon stockholder approval of any merger or consolidation of ESPS any other corporation in which more than 50% of the voting control of ESPS is transferred to a party or parties not affiliated with ESPS or any stockholder of ESPS, provided that, if such merger or consolidation is not consummated, the proxy shall be deemed restored and reinstated to full force and effect.

                                 Exhibit III

               Exceptions to Section 3.6 Patents and Trademarks


ESPS has entered into the following Value Added Reseller License Agreements and/or Distributor Agreements (VAR's) for embedded technology within CoreDossier in the normal course of business:


                                           Date of
Company                                   Agreement  Term            Financial Obligation
-------                                   ---------  ----            --------------------
Versant                                    12/31/96  3 years          2.5% on future sales which
                                                                      includes Versant Technology
                                                                      and $41,900.00 royalty
                                                                      payment on past sales plus
                                                                      $39,500.00 for inventory of
                                                                      licenses.

Ambia Corporation                           1/20/97  1 year           $20.00 per seat which uses
                                                                      Ambia Technology

Nobelnet, Inc.                             12/20/96  unlimited        $10,000.00 RPC NT
                                                                      Distribution License

                                                                      $10,000.00 RPC Windows
                                                                      Distribution License

Tools & Techniques, Inc.         In Process          1 year           $8,750.00 per license for
                                                                      every D2 sale


                                  Exhibit IV
           Exceptions to Section 3.8 Proprietary Agreement Employees

                                                                         INVENTIONS
                                                                         ----------
             NAME                        NON COMPETE                     PROPRIETARY
             ----                        -----------                     -----------
                                                                        RIGHTS AGMT.
                                                                        -----------
-------------------------------------------------------------------------------------------------
Joanne Applegate
-------------------------------------------------------------------------------------------------
Ben Berck
-------------------------------------------------------------------------------------------------
Prasad Bhalerao
-------------------------------------------------------------------------------------------------
Stephen Boccardo
-------------------------------------------------------------------------------------------------
Ashis Bose
-------------------------------------------------------------------------------------------------
Farouk Bouaziz
-------------------------------------------------------------------------------------------------
Terry Brennan
-------------------------------------------------------------------------------------------------
Gery Cardenas
-------------------------------------------------------------------------------------------------
Stephanie Carmichael
-------------------------------------------------------------------------------------------------
Moon Chung                       X                            X
-------------------------------------------------------------------------------------------------
William Collom
-------------------------------------------------------------------------------------------------
Robert Cooper
-------------------------------------------------------------------------------------------------
Ginny Farnell
-------------------------------------------------------------------------------------------------
Susan Galle                                                   X
-------------------------------------------------------------------------------------------------
Glenn Gifford
-------------------------------------------------------------------------------------------------
Karyn Greenstreet
-------------------------------------------------------------------------------------------------
Sandra Harvey
-------------------------------------------------------------------------------------------------
Mike Hoey
-------------------------------------------------------------------------------------------------
Jane Hulings
-------------------------------------------------------------------------------------------------
Matthew Krause
-------------------------------------------------------------------------------------------------
Maria Latulippe
-------------------------------------------------------------------------------------------------
Sharon McCollick
-------------------------------------------------------------------------------------------------
Rob Montgomery
-------------------------------------------------------------------------------------------------
George Pearcy
-------------------------------------------------------------------------------------------------
Ross Raymond
-------------------------------------------------------------------------------------------------
Donald Russell
-------------------------------------------------------------------------------------------------
Jeff Sager
-------------------------------------------------------------------------------------------------
Naresh Sawant (Sam)
-------------------------------------------------------------------------------------------------
Bruce Salkovitz
-------------------------------------------------------------------------------------------------
Bob Schatz
-------------------------------------------------------------------------------------------------
Purvesh Shah                                                  X
-------------------------------------------------------------------------------------------------
Nicholas Stowfis
-------------------------------------------------------------------------------------------------
Bob Timpko
-------------------------------------------------------------------------------------------------
Kousalya Vaddempudi
-------------------------------------------------------------------------------------------------
Lynda Wilson
-------------------------------------------------------------------------------------------------


Notes
-----
X, indicates the absence of this document
Blank, indicates that the document has been executed

                                   Exhibit V
                   Exception to Section 3.9 Litigation, Etc.

ESPS and two employees, Robert Timpko and Benjamin Berck, were approached by Dolphin Inc. in June, 1996 for a possible breach of non-competition agreements executed by Dolphin and the two ESPS employees. This disagreement was quickly settled out of court.

                                  Exhibit VI
                       Material Contracts & Commitments

                ELECTRONIC SUBMISSION PUBLISHING SYSTEMS, INC.
                            Unpaid Bills by Vendor
                            As of February 11, 1997



Type                                Date         Num       Due Date       Aging          Open Balance
----------------------------    -----------  ---------  -------------  ----------  ----------------------
AIRBORNE
  Bill                              01/22/97                  02/21/97                              123.25
Total AIRBORNE                                                                                      ------
                                                                                                    123.25
BELL ATLANTIC
  Bill                              01/21/97                  02/20/97                              199.45
  Bill                              01/21/97                  02/20/97                              401.14
Total BELL ATLANTIC                                                                                 ------
                                                                                                    600.59

DaVinci Graphics
  Bill                              02/06/97                  03/08/97                              253.34
  Bill                              02/07/97                  03/09/97                              567.10
Total DaVinci Graphics                                                                              ------
                                                                                                    820.44

DELL COMPUTERS
  Bill                              01/29/97                  02/28/97                            4,545.60
Total DELL COMPUTERS                                                                              --------
                                                                                                  4,545.60

DIGITAL EXPRESSWAY
  Bill                              01/29/97                  02/28/97                            1,553.96
Total DIGITAL EXPRESSWAY                                                                          --------
                                                                                                  1,553.96

EASTERN TELEPHONE
  Bill                              01/30/97                  03/01/97                              809.14
Total EASTERN TELEPHONE                                                                             ------
                                                                                                    809.14

Federal Express
  Bill                              01/29/97                  02/28/97                               99.05
  Bill                              01/29/97                  02/28/97                               58.00
Total Federal Express                                                                               ------
                                                                                                    157.05

FOX, ROTHSCHILD, O'BRIEN
& FRANKEL
  Bill                              10/31/96                  11/10/96          93               38,726.99
  Bill                              11/30/96                  12/30/96          43                5,713.62
  Bill                              12/31/96                  01/30/97          12                1,483.15
                                                                                                  ---------


Type                                Date         Num       Due Date       Aging          Open Balance
----------------------------    -----------  ---------  -------------  ----------  ----------------------
Total FOX, ROTHSCHILD,                                                                           45,923.76
O'BRIEN & FRANKEL
GE CAPITAL
  Bill                              01/20/97                  02/19/97                            1,674.80
  Bill                              01/20/97                  02/19/97                            1,081.20
Total GE CAPITAL                                                                                  --------
                                                                                                  2,756.00
GRAY CARY WARE & FRIEDENRICH
  Bill                              01/21/97                  02/20/97                              156.40
Total GRAY CARY WARE &                                                                              ------
FRIEDENRICH                                                                                         156.40

HEWLETT-PACKARD
  Bill                              01/22/97                  02/21/97                              615.96
Total HEWLETT-PACKARD                                                                               ------
                                                                                                    615.96

IMPERIAL PREMIUM FINANCE, INC.
  Bill                              02/01/97                  02/26/97                              871.92
Total IMPERIAL PREMIUM                                                                              ------
 FINANCE, INC.                                                                                      871.92


JUDGE COURIERS
  Bill                              01/25/97                  02/24/97                               64.50
Total JUDGE COURIERS                                                                                 -----
                                                                                                     64.50

McFRANK AND WILLIAMS
ADVERTISING AGENCY
  Bill                              01/29/97                  02/28/97                              480.00
Total McFRANK AND WILLIAMS                                                                          ------
                                                                                                    480.00
ADVERTISING AGENCY
MICRO WAREHOUSE
  Bill                              01/22/97                  02/21/97                               96.95
  Bill                              01/23/97                  02/22/97                              268.85
  Bill                              01/30/97                  03/01/97                            2,643.71
Total MICRO WAREHOUSE                                                                             --------
                                                                                                  3,009.51

OLSTEN STAFFING SERVICES
  Bill                              04/26/96                  06/25/96         231                  420.37
  Bill                              04/26/96                  06/25/96         231                   90.95
Total OLSTEN STAFFING SERVICES                                                                      ------
                                                                                                    511.32



Type                                Date         Num       Due Date       Aging          Open Balance
----------------------------    -----------  ---------  -------------  ----------  ----------------------
PAYCHEX, INC.
  Bill                              01/22/97                  02/21/97                              836.80
Total PAYCHEX, INC.                                                                                 ------
                                                                                                    836.80

PHILADELPHIA NEWSPAPERS,
INC.
  Bill                              01/29/97                  02/28/97                            1,590.42
Total PHILADELPHIA                                                                                --------
                                                                                                  1,590.42
NEWSPAPERS, INC.
STAPLES
  Bill                             01/29/97                  02/28/97                              857.18
Total STAPLES                                                                                      ------
                                                                                                   857.18

WOLF BLOCK, SCHORR &
SOLIS-COHEN
  General Journal
  Bill                              10/31/96  AJE-4                                              (5,337.75)
  Bill                              07/30/96                  08/14/96         181                  884.88
Total WOLF BLOCK, SCHORR &          09/19/96                  10/19/96         115                  383.05
                                                                                                 ---------
SOLIS-COHEN                                                                                      (4,069.82)
                                                                                                 ---------
TOTAL
                                                                                                 62,213.98
                                                                                                 =========


                                     ESPS
                            Exhibit VI (Continued)
                      Material Contracts and Commitments

Lease Commitments
-----------------

  Capital Lease Obligations at 1/31/97:
  ------------------------------------

          .    Hewlett Packard  $6,454
          .    Computer Lease      627
          .    Telephone Lease   1,090
                                ------
               Total            $8,171
                                ======

  Operating Lease Obligation at 1/31/97:
  -------------------------------------

  ESPS leases its office space under an operating lease. Future minimum lease payments as of January 31, 1997 for Fiscal Year Ending 3/31 are:

          .     1997  $ 11,980
          .     1998    79,800
          .     1999    82,300
          .     2000    24,300
                      --------
               Total  $198,380
                      ========

Customer Contracts (Future ESPS Revenue)
----------------------------------------

          .    Maintenance (as of 1/31/97)                 $  000
                                                           ------
               AMI (2 years)                                  356
               Janssen (1 year)                                80
               Agouron (1 year)                                23
               RPR (1 year)                                   165
               DuPont Merck (1 year)                           40
                                                           ------
                    Total                                  $  664
                                                           ======

          .    Software Licenses
               RPR                                         $1,100
               DuPont Merck                                   200
               Dura                                           200
                                                           ------
               Total                                       $1,500
                                                           ======

                             Financial Statements

                             Electronic Submission
                           Publishing Systems, Inc.

                         Year ended March 31, 1996 and
                         for the Period April 29, 1994
                     (date of inception) to March 31, 1995

                Electronic Submission Publishing Systems, Inc.

                             Financial Statements

          Year ended March 31, 1996 and for the Period April 29, 1994
                     (date of inception) to March 31, 1995




                                 Contents


Unaudited Financial Statements

Balance Sheets...................................  2
Statements of Operations.........................  3
Statements of Stockholders' Equity...............  4
Statements of Cash Flows.........................  5
Notes to Financial Statements....................  6

                Electronic Submission Publishing Systems, Inc.

                              Balance Sheets


                                                                          March 31
                                                                    1996             1995
                                                                 ---------------------------
Assets
Current assets:
  Cash and cash equivalents                                     $   871,004        $ 435,354
  Other current assets                                               14,702           12,017
                                                                 ---------------------------
Total current assets                                                885,706          447,371

Property and equipment:
Computer equipment                                                  289,987           97,129
  Computer software                                                  56,068           23,299
  Furniture, fixtures, and office equipment                         127,479           18,458
                                                                 ---------------------------
  Accumulated depreciation                                          473,534          138,886
                                                                    124,413           23,361
                                                                 ---------------------------
                                                                    349,121          115,525
Other assets                                                         27,504           39,004
                                                                 ---------------------------
Total assets                                                    $ 1,262,331        $ 601,900
                                                                 ===========================

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses
  Capital lease obligations--current                            $   207,364        $  28,961
  Deferred revenue--current                                          10,391            8,781
Total current liabilities                                           238,999                -
                                                                    456,754           37,742
                                                                 ---------------------------
Capital lease obligations, less current portion
Deferred revenue, less current portion                                6,317           16,708
                                                                     13,667                -
Stockholders' equity:
  Series A convertible preferred stock, $0.001 par
   value:
    Authorized shares--2,000,000
    Issued and outstanding shares--2,000,000 in 1996
      and 1,000,000 in 1995 and (liquidation
      preference of $2,000,000 at March 31, 1996
      and $1,000,000 at March 31, 1995):                              2,000             1,000
  Common stock $0.001 par value
    Authorized shares--4,000,000
    Issued shares--1,000,000                                          1,000             1,000
    Outstanding shares--588,600 in 1996 and 1,000,000
      in 1995
  Additional paid-in capital                                      1,972,729           980,494
  Accumulated deficit                                            (1,189,314)         (435,044)
  Less treasury stock, at cost--411,400 shares                         (822)                -
                                                                 ---------------------------
Total stockholders' equity
                                                                    785,593          547,450
                                                                 ---------------------------
Total liabilities and stockholders' equity
                                                                $ 1,262,331        $ 601,900
                                                                 ===========================

See accompanying notes.

                Electronic Submission Publishing Systems, Inc.

                           Statements of Operations





                                                                                Year ended                   April 29, 1994
                                                                                 March 31,                    to March 31,
                                                                                   1996                           1995
                                                                               -------------------------------------------
Revenues:
  Licensing                                                                     $  720,500                       $ 100,000
  Maintenance                                                                       27,334                               -
  Consulting                                                                         4,488                           2,310
                                                                               -------------------------------------------
Total operating revenue                                                            752,322                         102,310

Operating expenses:
  Research and development                                                         795,834                         208,029
  General administrative                                                           633,464                         302,032
  Marketing and sales                                                               95,101                          32,473
                                                                               -------------------------------------------
Total operating expenses                                                         1,524,399                         542,534

Total operating loss                                                              (772,077)                       (440,224)

Other:
  Interest income                                                                   21,640                           6,965

  Interest expense                                                                  (3,833)                         (1,785)
                                                                               -------------------------------------------
                                                                                    17,807                           5,180
                                                                               -------------------------------------------
Net loss                                                                        $ (754,270)                      $(435,044)
                                                                               ===========================================

See accompanying notes.

                Electronic Submission Publishing Systems, Inc.

                      Statements of Stockholders' Equity

                         Year ended March 31, 1996 and
                         for the Period April 29, 1994
                               to March 31, 1995



                                              Series A Convertible                                    Additional
                                                  Preferred Stock        Common Stock        Treasury   Paid-in
                                                  Shares    Amount     Shares    Amount       Stock     Capital
-----------------------------------------------------------------------------------------------------------------
Issuance of common stock on April 29, 1994                           1,000,000    $1,000      $   -   $    1,000
Issuance of Series A Convertible Preferred       1,000,000   $1,000                                      999,000
 Stock
Stock Issuance costs                                                                                     (19,506)
                                               ------------------------------------------------------------------
Net loss
Balance at March 31, 1995                        1,000,000    1,000  1,000,000     1,000          -      980,494

Issuance of Series A Convertible preferred       1,000,000    1,000                                      999,000
 stock
Stock issuance costs                                                                                      (6,765)
Purchase of treasury stock                                            (411,400)        -       (822)

Net loss
                                               ------------------------------------------------------------------
Balance at March 31, 1996                        2,000,000   $2,000    588,600    $1,000      $(822)  $1,972,729
                                               ==================================================================

                                                                         Total
                                                       Accumulated     Stockholders'
                                                         Deficit         Equity
                                                      ----------------------------
Issuance of common stock on April 29, 1994                             $    2,000
Issuance of Series A Convertible Preferred                              1,000,000
 Stock
Stock Issuance costs                                                      (19,506)
Net loss                                              $  (435,044)       (435,044)
                                                      ----------------------------
Balance at March 31, 1995                                (435,044)        547,450

Issuance of Series A Convertible preferred                              1,000,000
 stock
Stock issuance costs                                                       (6,765)
Purchase of treasury stock                                                   (822)

Net loss                                                 (754,270)       (754,270)
                                                      ----------------------------
Balance at March 31, 1996                             $(1,189,314)     $  785,593
                                                      ============================

See accompanying notes.

                Electronic Submission Publishing Systems, Inc.

                           Statements of Cash Flows



                                                                          Year ended                April 29, 1994
                                                                          March 31,                  to March 31,
                                                                             1996                        1995
                                                                   ------------------------------------------------
Operating activities
Net loss                                                                      $ (754,270)                 $(435,044)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation                                                                   101,052                     23,361
  Amortization                                                                     1,000                        917
  Changes in assets and liabilities:
          Other current assets                                                     7,815                    (12,017)
          Other assets                                                                 -                    (34,921)
          Accounts payable and accrued expenses                                  178,403                     28,961
          Deferred revenue                                                       252,666                          -
                                                                   ------------------------------------------------
Net cash used in operating activities                                           (213,334)                  (428,743)

Investing activities
Acquisition of property and equipment                                           (334,648)                  (108,488)
Organization expense                                                                   -                     (5,000)
                                                                   ------------------------------------------------
Net cash used in investing activities                                           (334,648)                  (113,488)

Financing activities
Proceeds from issuance of common stock                                                 -                      2,000
Proceeds from issuance of bridge loan                                                  -                    200,000
Proceeds from the issuance of preferred stock                                  1,000,000                    800,000
Stock issuance costs                                                              (6,765)                   (19,506)
Purchase of treasury stock                                                          (822)                         -
Payments of capital lease obligations                                             (8,781)                    (4,909)
                                                                   ------------------------------------------------
Net cash provided by financing activities                                        983,632                    977,585
                                                                   ------------------------------------------------


Net increase in cash and cash equivalents                                        435,650                    435,354
Cash and cash equivalents, beginning of period                                   435,354                          -
                                                                   ------------------------------------------------

Cash and cash equivalents, end of period                                      $  871,004                  $ 435,354
                                                                   ------------------------------------------------

Supplemental disclosures of cash flow information
Capital lease obligations incurred                                            $        -                  $  30,398
                                                                   ------------------------------------------------
Conversion of bridge loan to preferred stock                                  $        -                  $ 200,000
                                                                   ------------------------------------------------

See accompanying notes.

                Electronic Submission Publishing Systems, Inc.

                         Notes to Financial Statements

                         Year ended March 31, 1996 and
                for the Period April 29, 1994 to March 31, 1995

1. Business

Electronic Submission Publishing Systems, Inc. (the "Company"), a Delaware corporation, was founded in April 1994 and is a systems developer and integrator of comprehensive electronic publishing solutions designed to manage, generate, publish and distribute high quality regulatory submissions. The Company's initial concentration has been directed to the pharmaceutical industry.
Revenues of approximately $648,000 were from one customer during the year ended March 31, 1996. The Company came out of the development stage during the year ended March 31, 1996.

2. Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect that amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from software licenses upon acceptance by the customer. Maintenance and service fee income is recognized as income ratably over the life of the maintenance contracts. Consulting income is recognized as the services are performed.

Cash and Cash Equivalents

The Company considers as cash equivalents all highly liquid investments with an original maturity of three months or less.

Income Taxes

The Company accounts for income taxes under the liability method. The liability method provides that deferred tax assets and liabilities are recorded based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as "temporary differences."

                Electronic Submission Publishing Systems, Inc.

2. Accounting Policies (continued)

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the related assets which range from five to seven years.

Capitalized Software Costs

Financial accounting standards provide for the capitalization of certain software development costs after technological feasibility of the software is established. No such costs have been capitalized because the impact on the financial statements would be immaterial.

Reclassification

Certain balances in fiscal year 1995 financial statements have been reclassified to conform with current year presentation.

3. Obligations Under Capital Lease

The Company has entered into agreements to lease certain assets which have been accounted for as capital leases and are included in property and equipment at March 31, 1996 and 1995.

                                                         1996                       1995
                                                 ------------------------------------------------
Equipment under capital lease                                  $ 30,398                   $30,398
Less accumulated depreciation                                   (14,976)                   (4,000)
                                                 ------------------------------------------------
                                                               $ 15,422                   $26,398
                                                 ------------------------------------------------

                Electronic Submission Publishing Systems, Inc.

3. Obligations Under Capital Lease (continued)

Future minimum lease payments subsequent to March 31, 1996 under the aforementioned capital lease agreements (including interest ranging from 13% to 22% per annum) are as follows:

1997                                                                     $12,295
1998                                                                       6,682
                                                                    ------------
Total minimum lease payments                                              18,977
Less amount representing interest                                          2,269
                                                                    ------------
Present value of net minimum lease payments                               16,708
Less current obligations under capital lease                              10,391
                                                                    ------------
Obligations under capital lease, less current portion                    $ 6,317
                                                                    ------------


4. Capital Stock

The holders of the Series A convertible preferred stock are entitled to noncumulative dividends at a rate of $.08 per share prior to any payment of dividends on common stock.

Each share of preferred stock is convertible into one share of common stock, subject to adjustment in certain circumstances, and has a liquidation preference of $1.00 per share. Conversion is at the option of the stockholders until such time, if ever, that the Company consummates a public offering at a designated price and from which the Company receives proceeds of at least $10,000,000 at which time such conversion becomes mandatory. The preferred stock has voting rights equal to its common stock conversion ratio.

Stock Options

During 1995, the Company adopted a stock option plan whereby the Company may grant either incentive or nonqualified stock options to purchase the Company's common stock. The incentive stock options are to be granted at no less than fair market value at the date of grant, and the nonqualified stock options are to be granted at no less than eighty-five percent of the fair market value of the shares at the date of grant. The fair market value is determined by the Board of Directors. Twenty-five percent of the option shares are exercisable on the first anniversary of the date of grant or the participant's hire date, whichever is earlier. The additional amounts become exercisable at varying rates from 6.25% to 9.40% on the last day of each quarter thereafter. The Company has authorized 1,411,400 shares to be issued under the plan. There are 468,400 options available for grant at March 31, 1996. No options were exercised during fiscal

                Electronic Submission Publishing Systems, Inc.

4. Capital Stock (continued)

Stock Options (continued)

1996. Subsequent to March 31, 1996, an additional 174,000 options were granted at the fair market value as determined by the Board of Directors.

                                                   Number
                                                  of Shares      Price per share
                                               -----------------------------------
Granted                                               101,000             $   0.10
Exercised                                                   -
                                               -----------------------------------

Outstanding at March 31, 1995                         101,000                 0.10
Granted                                               963,000              .10-.11
Exercised                                                   -
Canceled                                             (121,000)                 .10
                                               -----------------------------------
Outstanding at March 31, 1996                         943,000             $.10-.11
                                               -----------------------------------

5. Income Taxes

The Company has a deferred tax asset resulting from net operating loses and research and development tax credits of approximately $510,000. The Company has recorded a valuation allowance equal to the deferred tax asset.

For federal income tax purposes, the Company has approximately $1,167,000 of net operating loss carryforwards and $20,000 of research and development tax credit carryforwards which begin to expire in 2010. Certain limitations imposed by the Internal Revenue Code may limit the use of the net operating loss if the Company undergoes a change in control as defined. For state income tax purposes, the Company has approximately $732,000 of operating losses which begin to expire in 1997.

                Electronic Submission Publishing Systems, Inc.

6. Commitments

The Company leases its office space under an operating lease. Future minimum lease payments as of March 31, 1996 are as follows:

                   1997                                  $76,700
                   1998                                   79,800
                   1999                                   82,300
                   2000                                   24,300

Rent expense was approximately $43,000 during the year ended March 31, 1996 and $23,000 during the period ended March 31, 1995.

7. Subsequent Event

Subsequent to March 31, 1996, the Company obtained a $500,000 equipment line of credit from a leasing company expiring March 31, 1997. The line is secured by equipment owned by the Company and equipment to be purchased and bears interest at 21%.

                                      ESPS
                                      ----
                                  January 1997
                                  ------------
                                Financial Review
                                ----------------



Item                                                                   Page
----                                                                  -----

  .   Executive Overview                                                2-4

  .   Balance Sheet Comparison (Sch 1)                                    5

  .   Statement of Operations Comparison (Sch 2)                          7

  .   Statement of Cash Flows Comparison (Sch 3)                          9

Executive Overview
------------------

Financial Performance ($000)


                                       January                                    YTD
                                       Actual        Budget     Var              Actual      Budget        Var
                                       --------------------------------       ------------------------------------
Revenue                                       74        100       -26              653         444         209

Profit/(Loss)                               (241)      (178)      (63)          (2,416)     (2,089)       (327)

Cash Balance                                 237        469      (232)


Highlights

This month was spent meeting the demands (installations, regulatory filing support, training and software upgrades) made by new customers. Revenue of $74k was ($26k/26%) under Budget and includes $29k of maintenance and $45k of customer support for Agouron. Absent this month is new software licensing revenue. Operating expenses totaled $308k and were $31k/11% higher than expected. Details of spending by department follow. This combination of revenue shortfall and overspending pushed our loss to $241k ($63k/35%) above budget.

Our cash position at month end is $237k, $232k or 49% below Plan. Anticipated investor funding remains $500k below Budget, which more than offsets our cash short fall.

Balance Sheet

The accounts receivable balance of $487k represents billings to AMI; for $334k, two years maintenance, Agouron; for $45k customer support and Dura; for $108k a 50% advance on our software license. Other current assets now include $40k of Versant licenses held as inventory and $11k of prepaid Versant maintenance. Equity funding has been replaced with bridge loans of $1.5 million, $500k short of Plan. All Company assets are currently pledged for these bridge loans which has prevented us from using our equipment leasing line of credit. Our payables and accrued expense position are higher than expected due to the inclusion of the Versant invoice, for royalties, maintenance and license inventory totaling $93k. Deferred revenue, both current and long term is composed of $335k for licensing (RPR; $135k, DuPont Merck; $100k and Dura; $100k) and $664k for maintenance (AMI; $356k, Janssen; $80k, Agouron; $23k, RPR; $165k and DuPont Merck $40k).

Statement of Operations

Revenue:

Revenue for the month of $74k ($29k, maintenance and $45k, customer support) is $26k or 26% below budget. Expected pilot revenue (software licensing) of $60k did not materialize. Management is making every effort to maximize this year's revenue by expediting installations and acceptances for those customer's where it is possible. Our deferred revenue position of $999k speaks well for the future.

Expenses:

Cost of revenue of $1k represents the amortization of prepaid Versant maintenance. Budgeted, was the monthly write-off of capitalized development costs that has been discounted due to immateriality.

Our Research & Development costs for the month were $91k, $12k over budget, all of which can be associated with excess depreciation. This excess is almost completely offset by a similar savings in G & A.

Regulatory departmental costs were $43k for the month. This level of spending is $29k higher than planned and due primarily to travel and payroll overruns. Excess travel costs of $13k are expected to continue, as Regulatory personnel support our customers base. The excess payroll of $11k is offset with similar savings in the Quality Assurance and G & A Departments (budgeted staff have been reassigned to Regulatory).

Quality Assurance spending was $28k for the month, a $16k or 36% savings. These savings are due to assigning budgeted employees to other departments and reduced staff levels.

G&A spending of $94k is right on budget.

Marketing & Sales costs of $50k for the month were $20k or 67% over budget. Most of the overspending is the result of higher than expected payroll costs.

Cash Flow

Our cash position at month end was $234k, which is $232k below Plan. This cash short fall can be directly linked to the remaining $500k of budgeted investor funding which has yet to take place. Cash provided by operations for the month was $5k but $264k higher than expected. This excess is directly related to the increases in our deferred revenue position caused by Dura and AMI cash advances.

Personnel

                                                           Headcount
                                                             Actual         Budgeted
Software Development (R&D)                                       12             13
Q & A (Systems Support/Documentation)                             6              9
Regulatory (Customer Support)                                     6              2
Sales & Marketing                                                 4              3
G & A                                                             4              5
                                                         ----------------------------
                    Total                                        32             32

                                                                                                                              SCH 1
                                                                                                                              -----



Electronic Submission Publishing Systems, Inc.
----------------------------------------------
              Balance Sheets                                                Actual         Budget          Var.
              --------------                                                                             Actual-
               January 1997                                                                              Budget
              --------------
Assets
Current assets:
  Cash and cash equivalents                                            $    236,968   $    469,144      ($232,176)
  Accounts Receivable                                                  $    486,812   $     60,000   $    426,812
  Other current assets                                                 $     52,640   $     10,516   $     42,124
                                                                      --------------------------------------------
Total current assets                                                        776,420   $    533,660   $    236,760

Property and equipment
  Computer equipment                                                   $    455,008
  Computer software                                                    $     94,342
  Furniture, fixtures, and office equipment                            $    155,950
                                                                      --------------------------------------------
                                                                       $    705,300   $    711,981        ($6,681)
  Accumulated depreciation                                             $    260,459   $    249,939   $     10,520
                                                                      --------------------------------------------
Computer Software (net)                                                $    444,841   $    462,042       ($17,201)
Other Assets                                                           $          0   $    117,871      ($117,871)
                                                                       $     31,503   $     36,421        ($4,918)
                                                                      --------------------------------------------
Total assets                                                           $  1,252,764   $  1,155,994   $     96,770
                                                                      ============================================

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable and accrued expenses                                $    375,530   $    229,927   $    145,603
  Bridge Loan Payable                                                  $  1,500,000   $          0   $  1,500,000
  Capital lease obligations - current                                  $      8,172   $     48,551       ($40,379)
  Deferred revenue - current                                           $    841,812   $     79,167   $    762,645
                                                                      --------------------------------------------
Total current liabilities                                              $  2,725,514   $    357,645   $  2,357,869

Capital lease obligations, less current portion                        $          0   $     69,602       ($69,602)
Deferred revenue, less current portion                                 $    157,569   $          0   $    157,569

Stockholders' equity
  Series A convertible preferred stock $0.001 par value:
          Authorized shares 2,000,000
          Issues and outstanding 2,000,000                             $      2,000   $  3,980,495    ($3,978,495)
  Common Stock, $0.001 par value:
          Authorized 4,000,000
          Issued and outstanding 533,600                               $      1,000   $        588   $        412
  Additional paid in capital                                           $  1,972,730   $        588   $  1,972,142
  Accumulated                                                           ($3,605,227)   ($3,272,924)     ($332,303)
  Less treasury stock, at cost, 411,400 shares                                ($822)  $          0          ($822)
                                                                      --------------------------------------------
Total Stockholders' Equity                                              ($1,630,319)  $    708,747    ($2,339,066)
                                                                      --------------------------------------------
Total liabilities and stockholders' equity                             $  1,252,764   $  1,155,994   $     95,770
                                                                      ============================================




                                                                                                                              SCH 1
                                                                                                                              -----


Electronic Submission Publishing Systems, Inc.
----------------------------------------------                    Prior          Var.                    Actual     Comments
              Balance Sheets                                      Month        Actual-                     1985    (Var. from
              --------------                                                    Prior                               Budget)
               January 1997                                                     Month
              --------------
Assets
Current assets:
  Cash and cash equivalents                                    $    242,835      ($5,865)          $    249,801        (1)
  Accounts Receivable                                          $    300,000   $  186,612           $          0        (2)
  Other current assets                                         $     52,282   $      358           $      6,493        (3)
                                                              --------------------------------    --------------
Total current assets                                           $    595,115   $  181,305           $    256,294

Property and equipment
  Computer equipment                                           $    450,463   $    4,545           $          0
  Computer software                                            $     90,885   $    3,457           $          0
  Furniture, fixtures, and office equipment                    $    153,825   $    2,125           $          0
                                                              --------------------------------    --------------
                                                               $    695,173   $   10,127           $    408,484
  Accumulated depreciation                                     $    245,472   $   14,987           $     72,537
                                                              --------------------------------    --------------
Computer Software (net)                                        $    469,701      ($4,860)          $    335,947
Other Assets                                                   $          0   $        0           $          0        (4)
                                                               $     31,503   $        0           $     38,422
                                                              --------------------------------    --------------
Total assets                                                   $  1,076,319   $  176,445           $    630,663
                                                              ================================    ==============

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable and accrued expenses                        $    342,731   $   32,799           $      2,315        (5)
  Bridge Loan Payable                                          $  1,500,000   $        0           $          0        (6)
  Capital lease obligations - current                          $      9,081        ($909)          $      4,937        (7)
  Deferred revenue - current                                   $    613,178   $  228,634           $          0        (8)
                                                              --------------------------------    --------------
Total current liabilities                                      $  2,464,990   $  260,524           $      7,252

Capital lease obligations, less current portion                $          0   $        0           $      3,230        (7)
Deferred revenue, less current portion                         $          0   $  157,569           $          0        (8)

Stockholders' equity
  Series A convertible preferred stock $0.001 par value:
          Authorized shares 2,000,000
          Issues and outstanding 2,000,000                     $      2,000   $        0           $  1,980,434        (9)
  Common Stock, $0.001 par value:
          Authorized 4,000,000
          Issued and outstanding 533,600                       $      1,000   $        0           $        588
  Additional paid in capital                                   $  1,972,730   $        0           $        588        (9)
  Accumulated                                                   ($3,363,579)   ($241,646)           ($1,361,489)      (10)
  Less treasury stock, at cost, 411,400 shares                        ($822)  $        0           $          0
                                                              --------------------------------    --------------
Total Stockholders' Equity                                      ($1,368,671)   ($241,646)          $    620,181
                                                              --------------------------------    --------------
Total liabilities and stockholders' equity                     $  1,076,319   $  176,445           $    630,663
                                                              ================================    ==============

Footnotes
---------
(1)  See Statement of Cash Flows Analysis (Sch. 3).

(2) Billed AMI one month earlier than budgeted for maintenance renewal ($334k), plus unbudgeted billing to Agouron for Customer Support ($45k) and unexpected billing to Dura for 50% of software license ($108k). Versus budget receivable of one month pilot ($60k).

(3) Includes $40k of Versant licenses held in inventory for customer evaluation and $11k for one year of prepaid Versant maintenance. Both unbudgeted. Budgeted $10k of prepaid insurance.

(4)  No longer capitalizing software development cost due to immateriality.

(5) Unbudgeted Versant VAR agreement payable at $93k caused most of the variance.

(6)  Bridge Loan prior to permanent equity financing.

(7)  Have not yet used equipment financing as anticipated for capital additions.

(8) Actual includes licenses (paid in advance) of $335k and maintenance of $564k. Budgeted includes only maintenance for Janssen & AMI.

     Licenses:                   Maintenance:

       RPR              $100k      AMI (regular)                    $ 41k
       Dupont Merck     $135k      AMI (2 yrs in advance)           $315k
       Dura             $100k      Janssen (regular)                $ 80k
                                   Agouron (regular)                $ 23k
                                   RPR (1 yr. in advance)           $165k
                                   DuPont Merck (1 yr. in advance)  $ 40k

(9) classification difference between Preferred Stock and Additional Paid in Capital. However, remaining variance of $2m due to delay in equity financing. See (6) above.

(10) See Statement of Operations (Sch. 2).

                                                                                                                            Sch 2
                                                                                                                            -----
  Electronic Submission Publishing
  --------------------------------                    MONTH                       QUARTER TO DATE
           Systems, Inc.
           -------------                  ACTUAL        BUDGET        VAR         ACTUAL    BUDGET      VAR
      Statements of Operations                                      Actual-                           Actual-
      ------------------------                                      -------                           -------
            January 1997                                             Budget                           Budget
            ------------                                             ------                           ------
Revenue:
  Licensing                                $        0   $   60,000    ($60,000)
  Maintenance                              $   28,937   $   40,000    ($11,063)
  Consulting                               $   45,014   $        0   $  45,014
Total operating income                     $   73,951   $  100,000    ($26,049)         Quarter to Date
                                                                                            same as
                                                                                         Month to Date
Operating expenses:
  Cost of revenue                          $    1,018   $   16,075    ($15,057)
  Research and development                 $   91,394   $   78,999   $  12,395
  Regulatory                               $   42,578   $   14,063   $  28,515
  Quality Assurance                        $   28,228   $   44,054    ($15,826)
  General and                              $   84,224   $   93,969   $     255
   administrative
  Marketing and sales                      $   50,453   $   30,033   $  20,420

Total operating expenses                   $  307,895   $  277,193   $  30,702

Total operating loss                        ($233,944)   ($177,193)   ($56,751)

Other:
  Interest income                          $      244   $        0   $     244
  Interest expense                            ($7,590)       ($747)    ($6,843)
                                              ($7,346)       ($747)    ($6,599)
Net Loss                                    ($241,290)   ($177,940)   ($63,350)




                                                                                                                            Sch 2
                                                                                                                            -----
  Electronic Submission Publishing
  --------------------------------                                      YTD
           Systems, Inc.
           -------------                        ACTUAL        BUDGET        VAR         Comments
      Statements of Operations                                            Actual-
      ------------------------                                            -------
            January 1997                                                   Budget
            ------------                                                   ------

Revenue:
  Licensing                                 $    345,200   $     60,000   $  285,200         (1)
  Maintenance                               $    262,478   $    383,333    ($120,855)        (2)
  Consulting                                $     45,014   $          0   $   45,014         (3)
Total operating income                      $    652,692   $    443,333   $  209,359

Operating expenses:
  Cost of revenue                           $     72,433   $    139,387     ($66,954)        (4)
  Research and development                  $    831,707   $    536,528   $  295,179         (5)
  Regulatory                                $    274,184   $    137,813   $  136,371         (6)
  Quality Assurance                         $    301,909   $    403,429    ($101,520)        (7)
  General and                               $  1,033,017   $    949,491   $   83,526         (8)
   administrative
  Marketing and sales                       $    523,958   $    357,210   $  166,748         (9)
Total operating expenses                    $  3,037,208   $  2,523,858   $  513,350

Total operating loss                         ($2,384,516)   ($2,080,525)   ($303,991)

Other:
  Interest income                           $      3,343   $          0   $    3,343
  Interest expense                              ($34,743)       ($8,465)    ($26,278)       (10)
                                                ($31,400)       ($8,465)    ($22,935)
Net Loss                                     ($2,415,916)   ($2,088,990)   ($326,926)

Footnotes & Comments
--------------------

(1) Month, budget anticipated a pilot @ $60k which did not occur. YTD actual, Agouron $194k and AMI $151k versus this months pilot.

(2) Month and YTD variances; increased revenue recognition period from 12 to 15 months.

(3) Month and YTD variances; unbudgeted Customer Support Services for Agouron.

(4) Month, Budget anticipated authorization of capitalized software cost which was discontinued. Actual, is the amortization of prepaid Versant maintenance which was not anticipated. YTD variance, unexpected Versant royalty expense for existing install base versus budgeted write-off of capitalized software costs.

(5) YTD variance, primarily due to $102k excess depreciation expenses, offset by equal savings in G & A and $102k overspend in payroll due to not capitalizing software development costs.

(6) Month variance due to travel and P/R overruns, $13k and $11k respectively. YTD, travel and P/R higher than expected by $57k and $41k respectively. P/R overruns are offset by savings in other departments due to shifting staff.

(7) Month, and YTD savings due to reduced staff levels in Department. Partially offset by overruns in Regulatory staffing (Shifting of Staffing between departments).

(8) Month spending on Plan. YTD variance due to consulting and legal expense overruns partially offset by savings in management bonus plan.

(9) Monthly variance due to payroll overrun. YTD variance due to overspends in product launch and trade shows.

(10) Month and YTD did not budget for Bridge Loan interest.

                                                                                                                            SCH 3
                                                                                                                            -----

 Electronic Submission Publishing Systems, Inc.
 ----------------------------------------------         Month               Var.         Quarter to date          Var.
           Statements of Cash Flows
           ------------------------               Actual       Budget       Actual-       Actual                  Actual-
                January 1997                                                Budget                                Budget
                ------------
Operating Activities
Net loss                                         ($241,290)   ($177,940)    ($63,350)
Adjustments to reconcile net
 loss to net cash used
    in operating activities:
  Depreciation                                  $   14,987   $   13,364   $    1,623                Quarter to Date
                                                                                                        same as
                                                                                                     Month to Date
  Amortization                                  $       83   $      500        ($417)
  Changes in assets and
   liabilities:
     Other current assets                            ($358)       ($206)       ($152)
     Accounts receivable                         ($186,812)    ($60,000)   ($126,812)
     Other assets                                     ($83)  $        0         ($83)
     Accounts payable and                       $   32,441     ($35,011)  $   67,452
      accrued expenses
     Deferred Revenue                           $  386,203   $        0   $  386,203
                                               --------------------------------------
Net Cash used in operating                      $    5,171    ($259,293)  $  264,464
 activities

Investing Activities
Acquisition of property and                       ($10,127)     ($5,000)     ($5,127)
 equipment
Capitalization of software                      $        0   $   16,075     ($16,075)
 development costs
Organization expense                            $        0   $        0   $        0
                                               --------------------------------------
                                                  ($10,127)  $   11,075     ($21,202)

Financing Activities
Purchase of treasury stock                      $        0   $        0   $        0
Proceeds from the issuance                      $        0   $        0   $        0
 of preferred stock                                  ($909)  $    3,591      ($4,500)
(Payments)/Proceeds of
 capital lease obligations                      $        0   $        0   $        0
Stock issuance costs                            $        0   $        0   $        0
Proceeds from the issuance
 of common stock                                $        0   $        0   $        0
Proceeds from the issuance                     --------------------------------------
 of bridge loans                                     ($909)  $    3,591      ($4,500)
Net increase in cash and                       --------------------------------------
 cash equivalents                                  ($5,865)   ($244,627)  $  238,762
Cash and cash equivalents,
 beginning of period                            $  242,833   $  713,771    ($470,938)
Cash and cash equivalents,                     --------------------------------------
 end of period                                  $  236,968   $  469,144    ($232,176)
                                               ======================================


                                                                                                                            SCH 3
                                                                                                                            -----

 Electronic Submission Publishing Systems, Inc.
 ----------------------------------------------            YTD              Var.
           Statements of Cash Flows
           ------------------------               Actual       Budget       Actual-                Comments
                January 1997                                                Budget
                ------------
Operating Activities
Net loss                                         ($2,415,558)   ($2,088,990)     ($326,568)        (1)
Adjustments to reconcile net
 loss to net cash used
    in operating activities:
  Depreciation                                  $    135,443   $    126,820   $      8,623
  Amortization                                  $     30,345   $      5,000   $     25,345
  Changes in assets and
   liabilities:
     Other current assets                           ($37,937)       ($1,707)      ($36,230)        (2)
     Accounts receivable                           ($486,212)      ($60,000)     ($426,212)        (3)
     Other assets                                    ($4,828)       ($3,183)       ($1,645)
     Accounts payable and                       $    107,582   $      1,786   $    105,796         (4)
      accrued expenses
     Deferred Revenue                           $    746,715      ($139,221)  $    885,936         (5)
                                               --------------------------------------------
Net Cash used in operating                       ($1,924,450)   ($2,159,495)  $    235,045
 activities

Investing Activities
Acquisition of property and                        ($230,917)     ($265,000)  $     34,083         (6)
 equipment
Capitalization of software                      $     29,867       ($64,272)  $     94,139         (7)
 development costs
Organization expense                            $          0   $          0   $          0
                                               --------------------------------------------
                                                   ($201,050)     ($329,272)  $    128,222

Financing Activities
Purchase of treasury stock                      $          0   $          0   $          0
Proceeds from the issuance                      $          0   $  2,000,000    ($2,000,000)        (8)
 of preferred stock
(Payments)/Proceeds of                               ($8,536)  $     86,907       ($95,443)        (9)
 capital lease obligations
Stock issuance costs                            $          0   $          0   $          0
Proceeds from the issuance                      $          0   $          0   $          0
 of common stock
Proceeds from the issuance
 of bridge loans                                $  1,500,000   $          0   $  1,500,000         (8)
                                               --------------------------------------------
                                                $  1,491,464   $  2,086,907      ($595,443)
                                               --------------------------------------------

Net increase in cash and                           ($634,036)     ($401,860)     ($232,176)
 cash equivalents
Cash and cash equivalents,                      $    871,004   $    871,004   $          0
 beginning of period                           --------------------------------------------
Cash and cash equivalents,                      $    236,968   $    469,144      ($232,176)
 end of period                                 ============================================


Footnotes & Comments
--------------------

(1)  See Statement of Operations (Sch 2).

(2)  YTD, unbudgeted investment in Versant inventory of licenses.

(3) Month, increase in our receivable position due to billing of (AMI; $334k maintenance, Agouron; $45k customer support, Dura; $107k software license) versus last month's receivable from RPR of $300k. YTD variance represents investment in receivables due to this months billing as previously described.

(4) Month, variance due to increase in payables and accruals as opposed to budgeted decrease. YTD, variance due to much larger increase in this position than budgeted.

(5) Month, variance due to additions of Dura; license deferral $100k and AMI; two years maintenance deferral $315k. Both additions net of normal monthly revenue. YTD, variance due to advance payments by customers not anticipated in budget.

(6) Monthly variance due to slight CapX overspend, however, YTD still under spent by $34k.

(7)  No capitalization of software development costs as anticipated by Budget.

(8) Anticipated Equity funding replaced with Bridge Loans and $500k under funded.

(9) Month and YTD variances; anticipated using equipment financing line of credit as a source of cash. To date have not used the line but only paid off old leases.

                                   EXHIBIT C
                                   ---------

                               RIGHTS AMENDMENT

                 ELECTRONIC SUBMISSION PUBLISHING SYSTEM, INC.

                              AMENDMENT NO. 1 TO
                               RIGHTS AGREEMENT


          This Amendment No. 1 to Rights Agreement is entered into as of February 24, 1997 by and among Electronic Submission Publishing Systems, Inc., a Delaware corporation (the "Company") and the undersigned holders of the Series A Preferred Stock of the Company (the "Series A Holders"). Unless defined herein, capitalized terms shall have the meanings given them in that certain Rights Agreement dated July 5, 1994 between the Company and the Series A Holders (the "Rights Agreement").

                                 RECITAL
                                 -------

          1. Section 4.4 of the Rights Agreement provides that the Company and the Series A Holders can amend the Rights Agreement.

          2. The Company and the Series A Holders now wish to amend the Rights Agreement to increase the number of shares of the Company's Common Stock issuable by the Company to employees and consultants that are excluded from the definition of New Securities for purposes of Section 2 of the Rights Agreement.

                                 AGREEMENT
                                 ---------

          1. Section 2.3 of the Rights Agreement is amended and restated to read in full as follows:

               2.3. Except as set forth below, "New Securities" shall mean any Equity Securities, whether now authorized or not, and rights, options or warrants to purchase said Equity Securities. Notwithstanding the foregoing, "New Securities" does not include (i) Common Stock (or options, warrants or other rights to purchase the same) issued to the Founders or employees, officers, consultants or directors of the Company at any time after July 5, 1994 up to a total of 3,000,000 shares (as adjusted for stock splits, combinations, dividends, distributions or recapitalizations); (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one (51%) percent of the voting power of the surviving or successor corporation; (iv) the Conversion Stock; (v) warrant or warrants for the purchase of shares of capital stock of the Company (and stock issued upon exercise of such warrant or warrants) which have been unanimously approved by the Board of Directors of the Company and issued in connection with an equipment lease, equipment financing or bank line financing; or (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

          2. Except as amended hereby, the Rights Agreement shall remain in full force and effect.

          The foregoing agreement is hereby executed as of the date first above written.

                              ELECTRONIC SUBMISSION PUBLISHING
                              SYSTEMS, INC.



                              By:  /s/ Terrance Brennan
                                 ------------------------------------
                                 Terrance Brennan,
                                 President

ADOBE VENTURES L.P.

By:  Its general partner,
     H&Q Adobe Ventures Management L.P.

By:  Its general partner,
     H&Q Adobe Ventures Management Corp.


By:   /s/ J. Berterretche
      ------------------------------------

Title: Attorney-in-Fact
      ------------------------------------


H&Q ESPS INVESTORS, L.P.


By:   /s/ J. Berterretche
      ------------------------------------

Title: Attorney-in-Fact
      ------------------------------------

                               POWER OF ATTORNEY
                                    GENERAL

BY THIS POWER OF ATTORNEY:
    THE UNDERSIGNED                                      of the County of
--------------------------------------------------------
  (Name or names of person or persons giving this power hereinafter referred to as Principal)

   SAN FRANCISCO                                  State of   CALIFORNIA       ,
--------------------------------------------------         ------------------

does appoint each of Jackie Berterretche, Samuel Kingsland, Sharon Smith
                     ---------------------------------------------------------

its true and lawful attorneys.
  In principal's name, and for principal's use and benefit, said attorneys are authorized hereby:
(1) to demand, sue for, collect, and receive all money, debts, accounts legacies, bequests, interest, dividends, annuities, and demands as are now or shall hereafter become due, payable, or belonging to principal, and to take all lawful means, for the recovery thereof and to compromise the same, and give discharges for the same;

(2) to buy and sell land, make contracts of every kind relative to land, any interest therein or the possession thereof, and to take possession and exercise control over the use thereof;

(3) to buy, sell, exchange, mortgage, hypothecate, assign, transfer, and in any manner deal in and with goods, wares, and merchandise, chooses in action, and to make, do and transact all and every kind of business of whatever nature;

(4) to execute, acknowledge and deliver contracts of sale, escrow instructions, deeds, leases including leases for minerals and hydrocarbon substances and assignments of leases, covenants, agreements and assignments of agreements, mortgages and assignments of mortgages, conveyances in trust to secure indebtedness or other obligations, and assign the beneficial interest thereunder, subordinations of liens or encumbrances, bills of lading, bills, bonds, notes, receipts, evidences of debt, releases and satisfactions of mortgages, requests to reconvey deeds of trust, partial or full, judgments, and other debts, and other instruments in writing of whatever kind and nature, all upon such terms and conditions and under such covenants as said attorneys shall approve.



GIVING AND GRANTING to said attorneys full power and authority to do all and every act and thing whatsoever requisite and necessary to be done relative to any of the foregoing as fully to all intents and purposes as principal might or could do if personally present.

All that said attorneys shall lawfully do or cause to be done under the authority of this power of attorney is expressly approved.


                                             H&Q ESPS Investors, L.P.
Dated 11/20/95                               by:  H&Q Management Corporation
     ---------------------
STATE OF CALIFORNIA      }
COUNTY OF SAN FRANCISCO  }
On November 20, 1995         , before me,  By: /s/ William R. Hambrecht
  ---------------------------                 ---------------------------
                                                  William R. Hambrecht
                                                       President

/s/ Kathy Waldron  (name, title of officer), personally
-------------------
appeared /s/ William R. Hambrecht
        ---------------------------------
[] personally known to me - OR - [] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized
capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Kathy Waldron
---------------------------------------------
 Signature

                               POWER OF ATTORNEY
                                    GENERAL

BY THIS POWER OF ATTORNEY:
    THE UNDERSIGNED                                       of the County of
----------------------------------------------------------
(Name or names of person or persons giving this power hereinafter referred to as Principal)

   SAN FRANCISCO                            State of            CALIFORNIA     ,
--------------------------------------------         --------------------------

does appoint each of      Jackie Berterretche, Samuel Kingsland, Sharon Smith
                     -----------------------------------------------------------
its true and lawful attorneys.
  In principal's name, and for principal's use and benefit, said attorneys are authorized hereby:
(1) to demand, sue for, collect, and receive all money, debts, accounts legacies, bequests, interest, dividends, annuities, and demands as are now or shall hereafter become due, payable, or belonging to principal, and to take all lawful means, for the recovery thereof and to compromise the same, and give discharges for the same;

(2) to buy and sell land, make contracts of every kind relative to land, any interest therein or the possession thereof, and to take possession and exercise control over the use thereof;

(3) to buy, sell, exchange, mortgage, hypothecate, assign, transfer, and in any manner deal in and with goods, wares, and merchandise, chooses in action, and to make, do and transact all and every kind of business of whatever nature;

(4) to execute, acknowledge and deliver contracts of sale, escrow instructions, deeds, leases including leases for minerals and hydrocarbon substances and assignments of leases, covenants, agreements and assignments of agreements, mortgages and assignments of mortgages, conveyances in trust to secure indebtedness or other obligations, and assign the beneficial interest thereunder, subordinations of liens or encumbrances, bills of lading, bills, bonds, notes, receipts, evidences of debt, releases and satisfactions of mortgages, requests to reconvey deeds of trust, partial or full, judgments, and other debts, and other instruments in writing of whatever kind and nature, all upon such terms and conditions and under such covenants as said attorneys shall approve.




GIVING AND GRANTING to said attorneys full power and authority to do all and every act and thing whatsoever requisite and necessary to be done relative to any of the foregoing as fully to all intents and purposes as principal might or could do if personally present.

All that said attorneys shall lawfully do or cause to be done under the authority of this power of attorney is expressly approved.

                                             Adobe Ventures, L.P.
Dated  December 19, 1994                      by:  H&Q Adobe Ventures Management
      ---------------------                        L.P., General Partner
STATE OF CALIFORNIA      }
COUNTY OF SAN FRANCISCO  }

On December 19, 1994, before me,           By:  /s/ Standish O'Grady
  --------------------                         -------------------------------
                                                     Standish O'Grady
                                                         President

  Kathy Waldron       (name, title of officer), personally
--------------------

appeared  Standish O'Grady
        -------------------------------

[] personally known to me - OR - [] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
    /s/ Kathy Waldron
----------------------------------------
 Signature